Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Reports Q3 2018 Financial Results

•	Record Recurring Revenues of $254.6 million, Up by 25%

•	Record Total Revenues of $287.8 million, Up by 22%

Weston, FL, October 30, 2018 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today our financial results for the third quarter ended September 30, 2018. Ultimate reported recurring revenues of $254.6 million, a 25% increase, and total revenues of $287.8 million, a 22% increase, both compared with 2017's third quarter. GAAP net income for the third quarter of 2018 was $17.1 million, or $0.54 per diluted share, as compared with GAAP net income of $4.3 million, or $0.14 per diluted share, for the third quarter of 2017.
Non-GAAP net income for the third quarter of 2018 was $42.4 million, or $1.33 per diluted share, as compared with non-GAAP net income for 2017's third quarter of $32.0 million, or $1.04 per diluted share. For further discussion of our non-GAAP financial measures, see "Use of Non-GAAP Financial Information" below.
“Our third quarter financial performance keeps us on target to achieve all of our 2018 objectives, including surpassing $1 billion in total revenues, and starts the ball rolling toward our new 2021 objective of $2 billion in total revenues.  At the same time, we maintained our year-over-year customer retention rate of approximately 96%,” said Scott Scherr, founder, president, and CEO of Ultimate.

“Today Fortune magazine named Ultimate #1 on its 2018 100 Best Workplaces for Women list. Fortune determined rankings in conjunction with Great Place to Work, whose team analyzed hundreds of companies’ practices, policies, and data as well as 540,000 anonymous surveys completed by employees. We are equally proud that Nucleus Research named Ultimate a ‘Leader’ in its annual HCM Value Matrix, for the fourth consecutive year. Ultimate earned the top rating for product functionality and was one of the two highest-ranked vendors for usability,” added Scherr.

Ultimate’s financial results teleconference will be held today, October 30, 2018, at 5:00 p.m. Eastern time, at http://www.investorcalendar.com/event/22107. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
For 2018's third quarter, recurring revenues from our cloud offering grew by 25.4% over the same period in 2017, and recurring revenues were 88% of total revenues, as compared with 86% of total revenues for the third quarter of 2017. As discussed in Business Combinations (below), PeopleDoc SAS ("PeopleDoc") was acquired at the end of July 2018. PeopleDoc contributed 2.5% of the year-over-year recurring revenues growth for the third quarter.

•	Ultimate’s total revenues for 2018's third quarter increased by 22% versus those for 2017's third quarter. PeopleDoc contributed 2.4% of the total year-over-year revenues growth for the third quarter.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, was approximately 96% for our recurring revenue cloud customer base as of September 30, 2018.

•
Cash flows from operating activities for the nine months ended September 30, 2018, were $172.1 million, compared with $139.3 million for the same period of 2017. Our operating cash flow margin for the nine months ended September 30, 2018, was 20.6% compared with 20.2% for the same period of 2017.

•
Free cash flows were $113.0 million for the nine months ended September 30, 2018, compared with $77.3 million for the same period of 2017. Our free cash flow margin was 13.5% for the nine months ended September 30, 2018, compared with 11.2% for the same period of 2017. For comparability purposes, free cash flows for the nine months ended September 30, 2018, excludes the impact of $74.4 million of cash paid for the acquisition of PeopleDoc in July 2018.

Business Combinations
In the third quarter of 2018, Ultimate acquired PeopleDoc, a cloud-based pioneer in global HR Service Delivery. PeopleDoc is based in Paris, France, with additional offices in Germany, the United Kingdom, Finland, the Netherlands, Canada, and the United States. PeopleDoc has more than 1,000 customers with users in 180 countries. Adding its global HR Service Delivery platform to our offerings will further our mission to enhance our customers’ employee experience with new, person-centric features, such as an online employee help center, HR case management, and employee file management.

Stock Repurchases
The combination of cash, cash equivalents, and corporate marketable securities was $141.0 million as of September 30, 2018, compared with $165.1 million as of December 31, 2017.
During the nine months ended September 30, 2018, we used $55.7 million to acquire 241,470 shares of our common stock, $0.01 par value common stock ("Common Stock") to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 1,342,005 shares available for repurchase under our Stock Repurchase Plan.
Financial Outlook
For the fourth quarter of 2018:

•	Recurring revenues of approximately $262 to $264 million,

•	Total revenues of approximately $300 million, and

•	Operating margin, on a non-GAAP basis (discussed below), to be approximately 21%.
For the year 2018:

•	Recurring revenues to increase by approximately 24% over 2017, including the impact of the PeopleDoc acquisition,

•	Total revenues to increase by approximately 21% over 2017, including the impact of the PeopleDoc acquisition, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 21%, including the impact of the PeopleDoc acquisition.

For the year 2019, preliminary:

•	Recurring revenues to increase by more than 21% over 2018,

•	Total revenues to increase by approximately 20% over 2018, and

•	Operating margin, on a non-GAAP basis (discussed below), to be approximately 20%.
Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.
We have not reconciled our forward-looking operating margin on a non-GAAP basis to the corresponding GAAP financial measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation would require unreasonable effort at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including, for example, those related to stock-based compensation or others that may arise during the year. In particular, stock-based compensation is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense, for the year ending December 31, 2018, will have a significant impact on our operating margin on a GAAP basis.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management solutions, with more than 40 million people records in the Ultimate cloud. Our award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, Ultimate is headquartered in Weston, Florida, and employs approximately 5,000 professionals. In 2018, Ultimate ranked #3 on Fortune’s prestigious 100 Best Companies to Work For list, our seventh consecutive year in the top 25; #1 on its Best Workplaces in Technology list for the third year in a row; #1 on its 100 Best Workplaces for Millennials list, our second year at the top; and #1 on its 100 Best Workplaces for Women. Also in 2018, Customer Sales and Service World Awards identified Ultimate as having the #1 Customer Service Department of the Year, and PEOPLE magazine ranked Ultimate #3 on its 50 Companies That Care list. In 2017, Forbes ranked Ultimate #7 on its list of 100 Most Innovative Growth Companies. Ultimate’s Customer Services organization was recognized as the #1 Customer Service Department of the Year for companies with 2,500 employees or larger by Customer Sales and Service World Awards in 2018 and by the National Customer Service Association as Service Organization of the Year in the Large Business category in 2017. Ultimate has approximately 4,500 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Red Roof Inn, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
EVP, Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Recurring	$254,580	$203,059	$730,625	$588,187
Services	33,247	33,054	105,119	101,109
Total revenues	287,827	236,113	835,744	689,296
Cost of revenues:
Recurring	71,243	52,558	200,731	155,166
Services	40,571	36,136	118,428	107,482
Total cost of revenues	111,814	88,694	319,159	262,648
Gross profit	176,013	147,419	516,585	426,648
Operating expenses:
Sales and marketing	72,077	65,066	209,481	201,441
Research and development	51,163	38,415	148,141	109,570
General and administrative	37,261	29,459	101,253	91,135
Total operating expenses	160,501	132,940	458,875	402,146
Operating income	15,512	14,479	57,710	24,502
Other income (expense):
Interest expense and other, net	(268)	(239)	(565)	(684)
Other income, net	1,353	57	2,532	364
Total other income (expense), net	1,085	(182)	1,967	(320)
Income before income taxes	16,597	14,297	59,677	24,182
Income tax benefit (provision)	488	(9,954)	(7,918)	(8,070)
Net income	$17,085	$4,343	$51,759	$16,112
Net income per share:
Basic	$0.55	$0.15	$1.69	$0.54
Diluted	$0.54	$0.14	$1.65	$0.52
Weighted average shares outstanding:
Basic	31,077	29,848	30,703	29,713
Diluted	31,775	30,770	31,409	30,727

Stock-based Compensation, Amortization of Acquired Intangibles, and Transaction Costs Related to Business Combinations

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”), the amortization of acquired intangibles, and transaction costs related to business combinations that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated and are included within the Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures in this press release (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Stock-based compensation expense:
Cost of recurring revenues	$4,172	$3,072	$11,598	$8,869
Cost of services revenues	2,380	2,010	7,115	5,934
Sales and marketing	19,455	19,910	52,867	57,106
Research and development	4,392	3,093	11,942	9,004
General and administrative	6,303	9,929	20,534	30,245
Total non-cash stock-based compensation expense	$36,702	$38,014	$104,056	$111,158

Amortization of acquired intangibles:
General and administrative	$3,682	$788	$5,251	$2,344
Total amortization of acquired intangibles	$3,682	$788	$5,251	$2,344

Transaction costs related to business combinations:
General and administrative	$1,849	$—	$2,969	$—
Total transaction costs related to business combinations	$1,849	$—	$2,969	$—

Stock-based compensation expense associated with modifications and terminations made to the Company’s change-in-control plans in March 2015, February 2016 and February 2017, is shown in the table below (in thousands). As previously disclosed, these changes were made to better align management's incentives with long-term value creation for our shareholders. As part of the modifications in connection with the terminations of the change-in-control plans, time-based restricted stock awards (vesting over three years) were granted to certain senior officers in March 2015, February 2016 and February 2017.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Stock-based compensation expense:
Stock-based compensation expense	$26,289	$20,984	$70,135	63,229
Stock-based compensation expense related to CIC Modifications	10,413	17,030	33,921	47,929
Total non-cash stock-based compensation expense	$36,702	$38,014	$104,056	$111,158

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of September 30, 2018	As of December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$132,723	$155,685
Investments in marketable securities	8,232	9,434
Accounts receivable, net	210,867	190,989
Deferred contract costs, prepaid expenses and other current assets	83,588	71,602
Total current assets before funds held for customers	435,410	427,710
Funds held for customers	567,208	563,062
Total current assets	1,002,618	990,772
Property and equipment, net	290,192	243,664
Goodwill	217,916	35,808
Intangible assets, net	151,247	20,862
Deferred contract costs and other assets, net	121,782	53,409
Deferred tax assets, net	21,556	32,696
Total assets	$1,805,311	$1,377,211
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,107	$16,099
Accrued expenses and other liabilities	150,095	60,394
Deferred revenue	223,382	197,088
Capital lease obligations	6,420	5,474
Total current liabilities before customer funds obligations	392,004	279,055
Customer funds obligations	568,545	564,031
Total current liabilities	960,549	843,086
Deferred revenue	1,213	1,773
Deferred rent	8,778	5,349
Capital lease obligations	5,954	4,477
Other long-term liabilities	625	4,250
Deferred income tax liability	25,230	251
Total liabilities	1,002,349	859,186

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	359	348
Additional paid-in capital	829,564	609,160
Accumulated other comprehensive loss	(9,208)	(5,912)
Accumulated earnings	193,606	125,788
	1,014,321	729,384
Treasury stock, at cost	(211,359)	(211,359)
Total stockholders’ equity	802,962	518,025
Total liabilities and stockholders’ equity	$1,805,311	$1,377,211

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$51,759	$16,112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,575	25,068
Provision for doubtful accounts	6,344	4,525
Non-cash stock-based compensation expense	104,056	111,158
Income taxes	5,957	7,233
Net amortization of premiums and accretion of discounts on available-for-sale securities	(484)	286
Changes in operating assets and liabilities:
Accounts receivable	(18,584)	(26,163)
Deferred contract costs, prepaid expenses and other current assets	(30,245)	(10,436)
Deferred contract costs and other assets	(20,104)	(3,819)
Accounts payable	(9,125)	(670)
Accrued expenses, other liabilities and deferred rent	31,040	1,635
Deferred revenue	16,986	14,398
Net cash provided by operating activities	172,175	139,327
Cash flows from investing activities:
Purchases of property and equipment	(59,189)	(62,010)
Purchases of marketable securities	(204,387)	(152,041)
Proceeds from sales and maturities of marketable securities	130,903	103,130
Payments for acquisitions	(74,420)	—
Net change in money market securities and other cash equivalents held to satisfy customer funds obligations	70,890	47,451
Net cash used in investing activities	(136,203)	(63,470)
Cash flows from financing activities:
Net proceeds from issuances of Common Stock	3,263	5,038
Shares acquired to settle employee tax withholding liabilities	(55,707)	(37,258)
Principal payments on capital lease obligations	(5,090)	(4,713)
Payments of other long-term liabilities	(3,626)	—
Net change in customer funds obligations	4,515	12,198
Net cash used in financing activities	(56,645)	(24,735)
Effect of exchange rate changes on cash	(2,289)	817
Net (decrease) increase in cash and cash equivalents	(22,962)	51,939
Cash and cash equivalents, beginning of period	155,685	73,773
Cash and cash equivalents, end of period	$132,723	$125,712

Supplemental disclosure of cash flow information:
Cash paid for interest	$436	$374
Cash paid for taxes	$6,030	$1,693

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$7,512	$5,033
Stock consideration recorded for business combination	$166,666	$—
Stock based compensation for capitalized software	$2,643	$3,021
Software agreement	$—	$6,500
Deferred cash consideration recorded for acquisitions	$50,000	$—

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Non-GAAP operating income, as a % of total revenues reconciliation:
Operating income	$15,512	$14,479	$57,710	$24,502
Operating income, as a % of total revenues	5.4%	6.1%	6.9%	3.6%
Add back:
Non-cash stock-based compensation expense	36,702	38,014	104,056	111,158
Non-cash amortization of acquired intangible assets	3,682	788	5,251	2,344
Transaction costs related to business combinations	1,849	—	2,969	—
Non-GAAP operating income	$57,745	$53,281	$169,986	$138,004
Non-GAAP operating income, as a % of total revenues	20.1%	22.6%	20.3%	20.0%

Non-GAAP net income reconciliation:
Net income	$17,085	$4,343	$51,759	$16,112
Add back:
Non-cash stock-based compensation expense	36,702	38,014	104,056	111,158
Non-cash amortization of acquired intangible assets	3,682	788	5,251	2,344
Transaction costs related to business combinations	1,849	—	2,969	—
Income tax effect of above items	(16,959)	(11,109)	(40,227)	(46,549)
Non-GAAP net income	$42,359	$32,036	$123,808	$83,065

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.54	$0.14	$1.65	$0.52
Add back:
Non-cash stock-based compensation expense	1.15	1.24	3.31	3.62
Non-cash amortization of acquired intangible assets	0.11	0.02	0.17	0.07
Transaction costs related to business combinations	0.06	—	0.09	—
Income tax effect of above items	(0.53)	(0.36)	(1.28)	(1.51)
Non-GAAP net income, per diluted share	$1.33	$1.04	$3.94	$2.70
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	31,077	29,848	30,703	29,713
Diluted	31,775	30,770	31,409	30,727
_________________________

(1)	The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. We believe that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Management uses these non-GAAP results to compare our performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to our Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.
To compensate for these limitations, we present our non-GAAP financial measures in connection with our GAAP results. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate our business.
We present the following non-GAAP financial measures in this press release: non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock-based arrangements recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and nine months ended September 30, 2018, stock-based compensation expense was $36.7 million and $104.1 million, respectively, on a pre-tax basis. For the three and nine months ended September 30, 2017, stock-based compensation expense was $38.0 million and $111.2 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance. We believe that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and nine months ended September 30, 2018, the amortization of acquired intangible assets was $3.7 million and $5.3 million, respectively. For the three and nine months ended September 30, 2017, the amortization of acquired intangible assets was $0.8 million and $2.3 million, respectively. Amortization of acquired intangible assets is excluded from our non-GAAP financial measures because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance. We believe that such exclusion facilitates comparisons to our historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.
Transaction costs related to business combinations. In accordance with GAAP, operating expenses include transaction costs for third-party professional services received in connection with business combinations. As we do not acquire or dispose of businesses on a predictable basis, the terms of each business combination are unique and can vary significantly from other business combinations. Significant expenses can be incurred in connection with a business combination that we would not have otherwise incurred in the periods presented as part of our continuing operations. For the three and nine months ended September 30, 2018, the transaction costs incurred related to business combinations was $1.9 million and $3.0 million, respectively. There were no transaction costs incurred related to business combinations for the three and nine months ended September 30, 2017. Transaction costs related to business combinations are excluded from Ultimate's non-GAAP financial measures because it is an expense that Ultimate does not consider part of ongoing operations when assessing our financial performance. Ultimate believes that such exclusion facilitates comparisons to our historical operating results and to the results of other companies in the same industry, which have their own unique business combination histories.